Exhibit 5.1
OPINION OF Thompson Hine LLP


Thompson Hine LLP                                       335 Madison Avenue,
                                                        12th Floor
                                                        New York, NY 10017
                                                        T: 212-908-3958

                                                        INFO@thompsonhine.com


May 8, 2012

Journal of Radiology, Inc.
2230 Michigan Avenue,
Santa Monica, California
90404

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Journal of Radiology, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of
30,000,000 shares (the "Shares") of its common stock, par value $0.001
(the "Common Stock") to be issued in accordance with the May 2012 Stock Option
Plan (the "Plan").   This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation, as amended, and By-laws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto.

In rendering the opinion set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct;
(ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;
(iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; and (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares to be issued under the Plan have been duly authorized by all necessary corporate action of the Company, and, upon the issuance and delivery of, and payment for, the Shares in the manner contemplated by the Plan and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Nevada General Corporation Law and federal securities laws of the United States and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in my opinion in the event of changes in the applicable laws or facts or if additional or newly discovered information is brought to my attention.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In the giving of our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Thompson Hine LLP
-----------------------
Thompson Hine LLP


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